SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2002

BEAR STEARNS ASSET BACKED SECURITIES, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	333-56242	13-3836437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Madison Avenue, New York, New York  10179

(Address of  Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code:  (212) 272-4095

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Bear Stears Asset Backed Securities, Inc., as depositor (the “Depositor”) registered issuance of Asset-Backed Certificates and/or Asset-Backed Notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a registration statement on Form S-3 (Registration File No. 333-43091) (as amended, the “Registration Statement”).  Pursuant to the Registration Statement, the Depositor caused Irwin Home Equity Loan Trust 2002-1 to issue $433,693,000 principal amount of Home Equity Loan-Backed Notes, Series 2002-1 (the “Notes”), on June 25, 2002 (the “Closing Date”).

The Notes were issued pursuant to an Indenture, dated as of May 31, 2002, between Irwin Home Equity Loan Trust 2002-1 (the “Issuer”), and Wells Fargo Bank Minnesota, National Association (the “Indenture Trustee”), in conjunction with (i) a Sale and Servicing Agreement, dated as of May 31, 2002, among Bear Stearns Asset Backed Securities, Inc. (the “Depositor”), Irwin Union Bank and Trust Company (the “Master Servicer” and “Originator”), the Issuer and the Indenture Trustee; (ii) a Mortgage Loan Sale Agreement, dated as of May 31, 2002, between the Originator and the Depositor; (iii) a Trust Agreement, dated as of May 31, 2002 between the Depositor and the Owner Trustee and (iv) an Administration Agreement, dated as of May 31, 2002, between the Issuer, the Indenture Trustee and the Master Servicer.

Capitalized terms not defined herein have the meanings assigned in Appendix A of the Sale and Servicing Agreement attached hereto as Exhibit 4.1.

Item 7.  Financial statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits

Exhibit No.

4.1

Indenture

4.2

Sale and Servicing Agreement

4.3

Mortgage Loan Sale Agreement

4.4

Trust Agreement

4.5

Administration Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED
SECURITIES, INC.

By:        /s/ Jonathan Lieberman

       Name:  Jonathan Lieberman

       Title:    Senior Managing Director

Date: August 12, 2002

EXHIBIT INDEX

Exhibit Number	Description

4.1 4.2 4.3 4.4 4.5	Indenture Sale and Servicing Agreement Mortgage Loan Sale Agreement Trust Agreement Administration Agreement